Exhibit 10.1

GUARANTEE AND SUPPORT AGREEMENT

THIS GUARANTEE AND SUPPORT AGREEMENT, dated as of July 14, 2008 (this “Guarantee”), is made and entered into by E*TRADE Financial Corporation, a Delaware corporation (“Guarantor”), in favor of The Bank of Nova Scotia, a Canadian chartered bank (“BNS”).

W I T N E S S E T H:

WHEREAS, BNS and U.S. Raptor Three, Inc., a Delaware corporation (“Raptor”), have entered into that certain Stock Purchase Agreement, of even date herewith (as it may be amended, restated, replaced or waived from time to time, the “Stock Purchase Agreement”) relating to the purchase and sale of all of the outstanding shares of capital stock of 3045175 Nova Scotia Company, a Nova Scotia unlimited liability company, and Guarantor has reviewed the Stock Purchase Agreement, and is aware of and understands the obligations of Raptor and its Affiliates contained therein;

WHEREAS, Raptor is a wholly owned subsidiary of Guarantor; and

WHEREAS, upon the terms and subject to the conditions set forth herein, Guarantor wishes to make certain commitments to BNS in connection with BNS’s entry into the Stock Purchase Agreement with Raptor.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), and intending to be legally bound hereby, Guarantor agrees as follows:

1. Definitions. All capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Stock Purchase Agreement.

2. Representations and Warranties. Guarantor hereby represents and warrants to BNS as follows:

(a) Due Organization and Corporate Power. Guarantor is a corporation duly incorporated and validly existing under the laws of Delaware, and has the requisite corporate power and authority to carry on its business as now being conducted;

(b) Authorization; Noncontravention. Guarantor has the requisite corporate power and authority to execute and deliver this Guarantee, and to perform its obligations hereunder and to cause Raptor to perform its obligations under the Stock Purchase Agreement. The execution, delivery and performance of this Guarantee by Guarantor have been duly authorized and approved by all necessary corporate action on the part of Guarantor, and Guarantor has delivered to BNS true and complete copies, certified by an appropriate officer of Guarantor, of the resolutions duly and validly adopted by the Board of Directors of Guarantor evidencing its authorization of the execution, delivery and performance of this Guarantee. This Guarantee has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms. The execution and delivery of this Guarantee does not (i) conflict with any of the provisions of the organizational documents of Guarantor, (ii) conflict with, or result in a breach of or default under, or require any consent under, any agreement or instrument to which Guarantor is a party or by which Guarantor or any of its assets is bound or subject, or (iii) contravene any domestic or foreign Laws currently in effect; and

(c) Consents and Approvals. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Authority or any other Person which has not been received or made, is required to be obtained by Guarantor in connection with the execution, delivery and performance of this Guarantee.

3. Guarantor’s Obligations; Guarantee.

(a) Guarantor hereby irrevocably and unconditionally guarantees to BNS, its successors and assigns, (i) the full, complete and punctual payment and performance by Raptor of all of its obligations under the Stock Purchase Agreement which in accordance with the provisions thereof are to be completed on and prior to the time of Closing on the Closing Date, and (ii) the full, complete and punctual payment by Raptor of all of its monetary obligations under the Stock Purchase Agreement which in accordance with the provisions thereof are to be completed after the time of Closing on the Closing Date (collectively, the “Guaranteed Obligations”).

(b) If Raptor shall not have fully performed the Guaranteed Obligations for any reason, Guarantor hereby agrees, upon written demand by BNS, to promptly fulfill, or cause to be fulfilled, such Guaranteed Obligations fully in accordance with the terms of the Stock Purchase Agreement.

(c) If at any time after the date hereof, Seller is no longer an Affiliate of Guarantor, for the purpose of determining Guarantor’s obligations hereunder, Guarantor and its Affiliates shall nonetheless be deemed to continue to be an Affiliate of Seller under the Stock Purchase Agreement.

4. Covenants in Support. Guarantor agrees to be bound by the obligations of Seller under Sections 5.11, 5.12, 5.13 and 5.14 of the Stock Purchase Agreement as if Guarantor were named in each such Section in place and stead of Seller in each instance. In determining whether Guarantor has complied with its obligations under Section 5.11 and 5.12 of the Stock Purchase Agreement for purposes of the agreement set forth in the preceding sentence of this Section 4, Guarantor shall have the benefit of the provisions of Section 5.10(c) of the Stock Purchase Agreement as if Guarantor were named in such Section in place and stead of Seller in each instance.

5. Unconditional Obligations of Guarantor.

(a) The obligations of Guarantor under this Guarantee shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim that Guarantor or Raptor may have against BNS or any other Person (in each case, except as expressly otherwise provided under the Stock Purchase Agreement for the benefit of Raptor).

(b) Guarantor’s obligations under this Guarantee shall remain valid and in full force and effect irrespective of any circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor, including, without limitation, (i) the value, validity or enforceability of the Stock Purchase Agreement; (ii) any amendment or modification to, or waiver, indulgence or compromise under, the Stock Purchase Agreement granted to Raptor; (iii) the commencement of insolvency or bankruptcy proceedings affecting Raptor or Guarantor; (iv) any merger or consolidation of Raptor or Guarantor into or with any other Person, or any sale, lease or transfer of all or substantially all of the assets of Raptor to any other Person; or (v) any impossibility or impracticality of performance, illegality, any act of any government, or any other circumstance.

(c) Guarantor hereby waives, to the full extent permitted by applicable Law, (i) any right to require BNS to enforce any claim or right under the Stock Purchase Agreement, or make any demand in connection therewith, or to exhaust any remedies against Raptor thereunder and (ii) all presentments, demands for performance, notices of non-performance, protests, notices of protest and notices of acceptance of this Guarantee. Guarantor hereby unconditionally and irrevocably waives any defense arising by reason of any claim or defense based upon an election of remedies by BNS that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights or other rights of Guarantor to proceed against Raptor or any other Person.

6. Indemnity. If any or all of the Guaranteed Obligations are not duly paid, performed or satisfied, as the case may be, by Raptor, or if Guarantor breaches its agreement set forth in Section 4 of this Guarantee, Guarantor will, as a separate and distinct obligation, indemnify and save harmless the Purchaser Indemnified Parties from and against all Losses resulting therefrom.

7. Primary Obligation. If any or all of the Guaranteed Obligations are not duly paid, performed or satisfied, as the case may be, by Raptor or the Purchaser Indemnified Parties is not fully indemnified under Section 6 above, in each case, for any reason whatsoever, such Guaranteed Obligations will, as a separate and distinct obligation, be recoverable by the Purchaser Indemnified Parties from Guarantor as a primary obligation of Guarantor.

8. No Waiver. Without prejudice to the conditions for the exercise of any right, remedy or power under this Guarantee (including the giving of timely notice), no failure on the part of BNS to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by BNS of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.

9. Subrogation. Guarantor shall be subrogated to all rights of BNS against Raptor in respect of any obligations pursuant to the provisions of this Guarantee.

10. Effectiveness and Termination. This Guarantee shall be effective from the date hereof and shall remain in full force and effect until expressly agreed to otherwise in writing by BNS and Guarantor.

11. Binding Effect; Assignments. The obligations of Guarantor hereunder shall be binding upon Guarantor and any of its successors and permitted assigns and shall inure to the benefit of and be enforceable by BNS or the Purchaser Indemnified Parties, as applicable, and any of their successors or permitted assigns. Neither this Guarantee nor any of the rights, interests or obligations hereunder shall be assigned by Guarantor without the prior written consent of BNS. This Guarantee, including any of the rights, interests or obligations hereunder may be assigned by BNS without the consent of Guarantor to an Affiliate of BNS. Notwithstanding anything in this Guarantee to the contrary, Guarantor will not directly or indirectly sell, transfer, convey or otherwise dispose of all or substantially all of: (i) the electronic securities trading business of it or any of its Affiliates, (ii) the ETN (as defined in the Technology Transfer Agreement), or (iii) the E*Trade Brand or the E*Trade Marks, in each case whether by sale, transfer, conveyance or other disposition of shares or assets pursuant to a merger, consolidation, amalgamation, arrangement, take-over bid, tender offer, exchange offer, recapitalization, liquidation, dissolution, share exchange or any other business combination (or any lease, long-term supply agreement or other arrangement having the same economic effect as a sale of all or substantially all of assets) (each, a “Triggering Transaction”) and will not recommend, endorse, support, encourage, assist, enter into any agreement or understanding with respect to or otherwise facilitate any Triggering Transaction unless, in each case, the acquiring party to the Triggering Transaction and any Person who ultimately controls such acquiring party agrees in writing in favor of the Purchaser prior to the completion of such transaction to assume and fully perform the obligations of the Guarantor under and to be bound by Section 4 hereof (other than in relation to Section 5.11 of the Stock Purchase Agreement) and this Section.

12. Notices.

(a) All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be delivered by registered or certified first-class mail, return receipt requested, facsimile, next Business Day courier service or personal delivery as follows, or to such other addresses as shall be designated in writing to the other party:

if to BNS, to:

The Bank of Nova Scotia

44 King Street West

Scotia Plaza

Toronto, Ontario, Canada M5H 1H1

Attention:

Facsimile:

With a copy (which shall not constitute notice) to:

The Bank of Nova Scotia

Legal Department

44 King Street West

Scotia Plaza

Toronto, Ontario M5H1H1

Attention: General Counsel

Facsimile: (416) 866-7767

With a further copy (which shall not constitute notice) to:

McCarthy Tètrault LLP

Suite 5300

Toronto Dominion Bank Tower

Toronto, Ontario, Canada M5K1E6

Attention: Ian Arellano

Facsimile: 416-868-0673

if to Guarantor, to:

E*TRADE Financial Corporation

671 North Globe Road

Arlington, Virginia 22203

Attention: General Counsel

Facsimile: (571) 227-7576

With a copy (which shall not constitute notice) to:

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Attention: Karl A. Roessner

Telephone: (212) 878-8000

Facsimile: (212) 878-8375

Email: Karl.Roessner@cliffordchance.com

(b) All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if delivered by facsimile.

13. Amendments and Waivers. Any provision of this Guarantee may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party to this Guarantee, or in the case of a waiver, by the party against whom the waiver is to be effective. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

14. Severability. The provisions of this Guarantee shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Guarantee, or the application thereof to any Person or circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Guarantee and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction. The provisions of Section 5.10(b) of the Stock Purchase Agreement are incorporated herein by reference with respect to the validity and enforceability of the covenants set forth in Section 5.11, 5.12, 5.13 and 5.14 of the Stock Purchase Agreement for the purposes of Section 4 of this Guarantee.

15. Costs and Expenses. Guarantor shall pay all reasonable costs and expenses (including, without limitation, court costs and reasonable attorney’s fees and expenses) incurred by or on behalf of BNS in connection with the enforcement by BNS of Guarantor’s obligations under this Guarantee.

16. Governing Law. This Guarantee and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

17. Consent to Jurisdiction; Specific Performance; Waiver of Jury Trial.

(a) Each party hereto agrees that it shall bring any action or proceeding in respect of any action arising out of or related to this Guarantee, whether in tort or contract or at law or in equity, exclusively in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York for New York County (the “Chosen Courts”) and solely in connection with actions arising out of or related to this Guarantee (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto, (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 11 of this Guarantee and (v) acknowledges that the other parties would be irreparably damaged if any of the provisions of this Guarantee are not performed in accordance with their specific terms and that any breach of this Guarantee could not be adequately compensated in all cases by monetary damages alone and that, in addition to any other right or remedy to which a party may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Guarantee by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Guarantee, without posting any bond or other undertaking.

(b) EACH OF GUARANTOR AND BNS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATING TO THIS GUARANTEE.

18. Equal Participation. The parties hereto have participated jointly in the negotiation and drafting of this Guarantee and, in the event an ambiguity or question of intent or interpretation arises, this Guarantee shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Guarantee.

19. Counterparts. This Guarantee may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Guarantee. Facsimile copies of signed signature pages will be deemed binding originals.

20. Headings. The heading references herein and the table of contents hereto are for convenience purposes only, do not constitute a part of this Guarantee and shall not be deemed to limit or affect any of the provisions hereof.

[signature page follows]

IN WITNESS WHEREOF, Guarantor has caused this Guarantee to be executed by its officers thereunto duly authorized, as of the date first above written.

E*TRADE FINANCIAL CORPORATION

By:	/s/ Donald H. Layton
	Name:	Donald H. Layton
	Title:	Chief Executive Officer

Acknowledged and agreed, as of the date first above written, for and on behalf of:

THE BANK OF NOVA SCOTIA

By:	/s/ Christopher Hodgson
	Name:	Christopher Hodgson
	Title:	Executive Vice President and Head of Domestic Personal Banking